                                                                    EXHIBIT 10.1

  ***CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO
                              THE OMITTED PORTIONS

                          CORPORATE PURCHASE AGREEMENT

BETWEEN:
     BUYER:
          Name:          HEWLETT PACKARD CORPORATION
          Address:       3000 Hanover St., Palo Alto, California  94304
          Contact Name:  Richard Gentilini   Telephone Number: [...* * *...]
AND:
     SELLER:
          Name:          Vixel Corporation
          Address:       11911 North Creek Parkway South, Bothell WA 98011
          Contact Name:  Kurtis Adams        Telephone Number: [...* * *...]

FOR GOOD AND VALUABLE CONSIDERATION, THE RECEIPT AND SUFFICIENCY OF WHICH ARE HEREBY ACKNOWLEDGED, BUYER AND SELLER HEREBY AGREE AS FOLLOWS:

SELLER AGREES TO PROVIDE BUYER with the Products, Services, Spares and/or other materials specifically identified in properly executed schedules of product deliverables at the applicable Effective Prices and in accordance with the terms and conditions of this Corporate Purchasing Agreement (the "Agreement") between the parties, which Agreement consists of (i) this signature page; (ii) the General Terms for Purchasing, including any amendments thereto; (iii) any Supplemental Terms of Agreement; and (iv) all Exhibits.

PRODUCTS & SERVICES: The Products purchased under the Agreement shall be more fully described in the Product Pricing Schedule (Exhibit F) (containing Product part numbers, descriptions, initial unit prices, and lead-times) as updated from time to time. The Services acquired under this Agreement shall be more fully described in the Service Requirements (Exhibit J). Whereas the parties may agree to purchase other products, spares, and/or services, such products, spares, and/ or services may be added from time to time during the term of the Agreement in a properly executed Addendum.

PRICES / CHARGES: The prices, fees, charges, and discounts ("Prices") for Deliverables shall be initially set forth in a Product Pricing Schedule (Exhibit
F). Whereas the parties may agree, from time to time, to update Prices for any Deliverable, such updated Prices shall be set forth in properly executed Product Pricing Schedules and shall be the price at which Buyer is entitled to purchase such Deliverables from Seller ("Effective Price") for the period of time specified therein ("Pricing Period"). The Effective Price for any Deliverable, shall be that which is contained in the most recently executed Product Pricing Schedule.

AGREEMENT TERM:  EFFECTIVE DATE:                June 24, 2002
                 END DATE (OF INITIAL TERM):    June 24, 2005

Notwithstanding anything to the contrary, the Agreement is not a requirements contract and does not obligate Buyer to purchase any minimum quantity of Deliverables but only establishes the terms and conditions for such purchases if and when Buyer submits Orders in accordance with the Agreement. Capitalized terms used on this signature page that are defined elsewhere in the Agreement and shall have the meaning as there defined.

IN WITNESS WHEREOF, THE AUTHORIZED REPRESENTATIVES OF THE PARTIES HAVE EXECUTED THIS AGREEMENT WHICH SHALL BECOME EFFECTIVE AS OF THE EFFECTIVE DATE WRITTEN ABOVE.

SELLER: VIXEL CORPORATION, INC.     BUYER: HEWLETT PACKARD CORPORATION

By:      /S/ Kurtis L. Adams        By:       /S/ Richard Gentilini
         -------------------------            ----------------------------------
         (Authorized Signature)               (Authorized Signature)

Name:    Kurtis L. Adams            Name:     Richard Gentilini
         (Typed or Printed)                   (Typed or Printed)

Division:                           Division: Network Storage Solutions
         (Optional)                           (If Corporate, Identify Commodity
                                              Area - If Site, Identify Location)

Date:    May 9, 2003                Date:     May 9, 2003

                         CORPORATE PURCHASING AGREEMENT
                         GENERAL TERMS - FINISHED GOODS

The following general terms and conditions ("General Terms") and any amendments hereto form part of the Corporate Purchase Agreement (the "Agreement") between Buyer and Seller (collectively, the "parties") as identified on the signature page of the Agreement. Subject to the provisions of these General Terms, Buyer may elect to purchase goods, materials and/or services (individually or collectively referred to as "Deliverables") from Seller. The Effective Date and the End Date of the Agreement together with the contact persons of the parties and their respective addresses for notice, are also identified on the signature page of the Agreement.


CPA# 1312-11502                 HP CONFIDENTIAL                           PAGE 1

1.0       PURPOSE

          It is intended by the parties that the provisions of the Agreement, including these General Terms, shall govern any purchase and sale of the Deliverables including, as applicable, the Products, Spares, Services, or other materials set forth in a Schedule of Deliverables forming part of the Agreement.

2.0       DEFINITIONS

          In addition to terms defined elsewhere in the Agreement, capitalized terms used herein shall have the meanings set forth below:

2.1 "Affiliate" means, with respect to Buyer or Seller, any other legal entity controlling, controlled by, or under the common control with Buyer or Seller. As used in this definition, the term "control" means the possession, directly or indirectly or the power to direct, or cause the direction of the management and policy of the controlled entity. Where solely for the purposes of buying Product on behalf of Buyer, and subject to Seller's credit approval, "Affiliate" shall also mean (i) any OEM subcontractor of Buyer buying on behalf of Buyer, and
          (ii) any subcontractor or contractor of Buyer buying on behalf of Buyer, and Sections 3.0 (Orders) and 7.0 (Payment) of this agreement shall apply. For the avoidance of doubt, it is understood that such purchasing entities ("Distribution Affiliates") shall not be deemed Affiliates for the purpose of the indemnities by Seller in Section 6 or any other obligations of Seller apart from the provisions of Sections 3.0 (Orders) and 7.0 (Payment). Prior to acceptance as a Distribution Affiliate, such entity must enroll with Seller and HP by signing a separate agreement with Seller and shall be bound by all provisions of such agreement.

2.2 "Attachments" means any document or exhibit thereof that is mutually agreed to by the parties and is used to provide additional information and/or different terms and conditions relating to the Agreement. Attachments may include, but is not limited to schedules, amendments, addenda, and any other document that is mutually agreed upon by the parties and incorporates by reference the General Terms for Purchasing.

2.3 "Business Day" means a day on which commercial banks and foreign exchange markets settle payments in New York City, U.S.A.

2.4 "Business Continuity" - shall mean continuation of the critical business functions of the business so that goods and services shall continue to be provided to Buyer without interruption or essential change.

2.5 "Business Continuity Plan" - Shall mean a plan that sets out the process for developing advanced arrangements and procedures to enable an organization to respond to any event (whether foreseeable or not) in such a manner that Business Continuity is achieved.

2.6 "Buyer Furnished Items" means any raw materials, components, tools, products, equipment, documentation, services, and/or any other items to be provided by Buyer to Seller including, but not limited to any buyer-owned materials identified in any applicable Ownership of Materials Exhibit (Exhibit B), Order, or in any other Attachment forming part of the Agreement.

2.7 "Buyer Products" means those Products manufactured, marketed, distributed and/or otherwise made available by Buyer to Buyer's customers, which may include hardware and software proprietary to Buyer and/or Buyer's suppliers, including, without limitation, the Products acquired from Seller under this Agreement.

2.8 "Change Order" means any written document or any written or electronic Orders prepared, properly authorized, and issued by Buyer and accepted by Seller, to identify changes to an existing Order previously accepted by Seller for Deliverables. A Change Order will typically contain the Applicable Purchase Order number or electronic Order number affected, a Change Order number, and a Change Order date signifying the effective date of the change(s). The Change Order may include changes that affect, but are not necessarily limited to (i) rescheduling item(s) Delivery


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                             the omitted portions.

          Date(s), (ii) adding and/or canceling item(s) in whole or in part, and/or (iii) changes to Buyer designated destination point(s).

2.9 "Code" means computer programming instructions including, without limitation, machine-readable computer programming instructions. Unless specifically stated otherwise, "Code" shall include all Updates and Enhancements thereto.

2.10 "Confidential Information" means tangible and intangible nonpublic information that one party discloses to the other and designates as confidential or which, under the circumstances surrounding such disclosure, ought to be treated as confidential. "Confidential Information" includes, but is not limited to, any and all of the parties' product information relating to design, functionality, pricing, manufacturing, or marketing; the terms and conditions of any proposed or actual agreement between the parties; either party's business policies, practices or trade secrets; and the information of others that is received by either party under an obligation of confidentiality.

2.11 "Cost Impact / Obsolescence Event" or "Event" means notification by Buyer to Seller, [...* * *...], of a [...* * *...] The date of the Event is deemed to be the date on which Buyer provides any such notification to Seller.

2.12 "Cover Costs" consist of cost of [...* * *...], cost of [...* * *...] including without limitation providing [...* * *...], as well as [...* * *...] including but not limited to [...* * *...] Cover Costs will not include [...* * *...]

2.13 "Default" means, with respect to Buyer, (i) Buyer's failure to comply with any material provision of this Agreement or any Order issued hereunder ("breach"), and, in the case of a breach which is capable of remedy, such failure continues unremedied for a period [...* * *...] calendar days of notification of said breach; provided, delays in delivery are not subject to the [...* * *...]-day cure period herein; or (ii) Buyer becomes insolvent, becomes subject to any bankruptcy proceeding, makes an assignment for the benefit of creditors, or a receiver or similar officer is appointed to take charge of all or a part of such party's assets and such condition is not cured within [...* * *...] calendar days; and,

          With respect to Seller, (i) Seller's failure to comply with any material provision of the Agreement, or of any Order issued hereunder, and in the case of a breach which is capable of remedy, Seller's failure to remedy same within [...* * *...] calendar days of notification of said breach; provided, Seller's failure to deliver Product On Time is not subject to a [...* * *...]-calendar day cure period; (ii) Seller becomes insolvent, becomes subject to any bankruptcy proceeding or makes an assignment for the benefit of creditors, or a receiver or similar officer is appointed to take charge of all or a part of Seller's assets and such condition is not cured within [...* * *...] calendar days; (iii) Seller assigns or attempts to assign, or subcontracts or attempts to subcontract, any or all of its rights or obligations under this Agreement or any Orders issued hereunder to a third party, other than a legal successor or merger, without Buyer's prior written approval.

2.14 "Defaulting Party" shall mean any party who fails to perform any contractual obligation or duty in connection with the terms and conditions set forth in this Agreement.

2.15 "Defective Product" shall mean deliverables that do not conform to the Purchase Specifications (Exhibit D) or that contain any defect in materials or workmanship.

2.16 "Deliverables" means any goods, services, products, or other materials to be provided by Seller in accordance with the Agreement and/or any applicable Orders issued hereunder including, but not limited to, those set forth in any applicable Service Requirements (Exhibit J), Product Pricing Schedule (Exhibit F), or contained in any other Attachment to the Agreement and/or in any applicable Orders issued hereunder.

2.17 "Delivery Date" or "On-Dock Date" means; (i) the date stipulated on Buyer's Order for the delivery of the specified Deliverables during normal business hours and days to the Delivery Site designated by Buyer; and (ii) the date stipulated on Buyer's Order for the performance of Services to be completed by Seller as specified under Buyer's Order.


CPA# 1312-11502                 HP CONFIDENTIAL                           PAGE 3

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                             the omitted portions.

2.18 "Enhancements" means changes or additions, other than Updates, to Code and related documentation, including all new releases, that improve functions, add new functions, or improve performance by changes in system, design, or coding.

2.19 "Electronic Transmission" means the transmission of data between Buyer and Seller in an electronic format including, but not limited to, industry-standard Electronic Data Interchange techniques ("EDI"); Electronic Funds Transfer ("EFT"); Facsimile ("fax"); Electronic Mail (email), World Wide Web ("WWW"); and Electronic File Exchanges of any transaction set ("Electronic Interchanges"). Common Electronic Transmissions are electronic orders, credit card purchases or orders, and orders via the internet.

2.20 "Epidemic Failure" means an excessive level of unit failures that are caused by the same component failure or defect, provided that such failure or defect is attributable to Seller.

2.21 "Excess Material" means finished goods, work in process, Unique Parts (as defined below), non-active industry standard components and material that is obsolete or excess to Buyer's future Product requirements that has been purchased by Seller in order to fulfill Buyer's most current forecast and which the Parties reasonably determines cannot be cancelled, returned, sold or otherwise consumed.

2.22 "Formal Claim" means Seller's claim for any costs or expenses relating to Excess Material.

2.23 "Hazardous Materials" means any hazardous substance, hazardous waste, hazardous chemical, hazardous air pollutant, pesticide, or other substance identified as hazardous, infectious, radioactive or toxic under any federal, state or local laws, regulations, or standards pertaining to the protection of human health or safety, wildlife or the environment. Hazardous Materials shall include, without limitation, all substances identified as hazardous chemicals by California Occupational Safety and Health Act (hereinafter referred to as Cal-OSHA) and under the federal Occupational Safety and Health Act (hereinafter referred to as OSHA) and all substances identified as hazardous wastes under the Resource Conservation and Recovery Act or any comparable state statutes, regulations or standards.

2.24 "Lead-Time" means the period of time extending from the date listed on Order to the Delivery Date for Products, Spares and/or Services,
          [...* * *...]

2.25 "Like New Condition" means refurbished to the latest approved revision to meet all applicable electrical, mechanical, firmware and cosmetic specifications and Engineering documentation, including the replacement of damaged or missing non-functioning parts.

2.26 "Materials" means (i) computer hardware, (ii) any written information, Code, or documentation, including any machine-readable information, Code, or documentation recorded on tangible media, or (iii) any combination thereof provided, pursuant to the Agreement, to a party for the sole purpose of enabling performance of the obligations contained herein. "Materials" does not include Products, or Spares, or Services, or intangible Confidential Information.

2.27 "Order(s)" means, collectively, any written Purchase Order, any electronic order or electronic purchase order employing EDI techniques, any industry standard EDI order, any telex or facsimile order or purchase order, any telephonic order or purchase order subsequently confirmed by Buyer in writing or by some electronic means capable of printing a hard copy, any other written or electronic order, and any internet orders employing the Internet and industry standard eCommerce techniques or EDI techniques; that are prepared, properly authorized and issued by Buyer for the purchase of Products or Services. "Orders" may be accepted by Seller in writing, electronically in the manner prescribed in subsection 3.3 below, or in the manner otherwise prescribed by Buyer (including, as applicable, by EDI means, industry standard eCommerce techniques, or by facsimile transmission), or by commencement of performance of Services or by delivery of Products.

2.28 "Product(s)" means goods, materials, components, or products that are either created, manufactured, distributed, or otherwise made available by Seller to Buyer for purchase by Buyer pursuant to the terms and conditions of the Agreement and any applicable Order hereto. The Products shall include any requisite and incidental materials, packaging documentation included in Purchase Specifications (Exhibit
          D), Code, Software, and any other reasonably


CPA# 1312-11502                 HP CONFIDENTIAL                           PAGE 4

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 with the commission. Confidential treatment has been requested with respect to the omitted portions.

          related Seller Furnished Items that are needful due to the nature of the Product. Additional Products, Spares, and / Services may be added to this Agreement with a properly executed Addendum.

2.29 "Product Pricing Schedule" means, with respect to the purchase of Products, any written instrument executed by one party and mutually agreed to by the other party for purpose of (i) updating the part numbers for the Products identified therein [...* * *...] Any purchase by Buyer of the Products [...* * *...] shall be governed by the terms and conditions of [...* * *...] To be valid, a Product Pricing Schedule shall contain, at minimum, [...* * *...] The Product Pricing
          Schedule is attached to this Agreement as Exhibit F.

2.30 "Proprietary Rights" means all current and future patents, mask works, copyrights, trade secrets, know-how and all other intellectual property rights, including all applications, continuations and registrations with respect thereto.

2.31 "Purchase Order" means a written document prepared by Buyer and accepted by Seller to identify Products, Spares and/or Services to be furnished by Seller pursuant to the terms and conditions of the Agreement. Such Purchase Order will typically contain: (i) Purchase Order Number, (ii) Purchase Order date, (iii) Purchase Order Item No. for each item ordered, (iv) quantity of each Product, Spare or Service ordered, (v) Buyer and/or Seller part number, (vi) revision designator for each Product/Spare, (vii) unit price of each item, (viii) Delivery Date of each item, and (ix) Buyer's designated destination point for each item.

2.32 "RMA" means a Return Material Authorization number assigned by Seller for a shipment of Products and/or Spares being returned by Buyer to Seller.

2.33 "Seller Furnished Items" means any raw materials, components, tools, products, equipment, documentation, services, technical support, and/or any other items that may be provided by Seller to Buyer including, but not limited to any seller-owned materials identified in any applicable Ownership of Materials Exhibit (Exhibit B), Order, or in any other document forming part of the Agreement.

2.34 "Seller Owned Inventory" means any raw materials, sub-assemblies, finished goods inventory over which the Seller will have financial ownership of the inventory/products until such time the inventory is "pulled" in order to fulfill replenishment needs.

2.35 "Services" or "Seller's Services" means the services or work made available to Buyer by Seller and which are described, identified, or listed in any attached or subsequently executed Services Requirements (Exhibit J) that specifically references the Agreement, or in any other applicable Exhibit, Addendum, Schedule or Attachment forming part of the Agreement or forming part of any applicable Orders thereunder.

2.36 "Software" means (i) the software which is a component of, supplied with, or bundled with, the Products, Spares or Services (whether in firmware or on magnetic, optical or other media) and (ii) the end user documentation for such software, including all Updates and Enhancements to such software and documentation.

2.37 "Spare(s)" means any replacement parts/components, assemblies, or sub-assemblies for the Product(s).

2.38 "Specifications" (i) the specifications for the specific Product, Spares, and/or Services set forth in the Purchase Specifications (Exhibit D); and (ii) the General Quality Requirements set forth under a Quality Plan (Exhibit H).

2.39 "Technical Data" shall include, but not be limited to, Buyer furnished items, Buyer products, Confidential Information, Code, Deliverables, Materials, Products, Software, Spares or Services.

2.40 "Unique Parts" means custom material specifically and solely designed for Buyer's Product ([...* * *...]) which cannot be reused, reworked, returned, sold or otherwise incorporated into any other products manufactured by Seller.

2.41 "Updates" means any modifications or changes, other than Enhancements, to Materials, Products, or Spares for purposes of correcting errors, such as bug fixes or other incidental corrections.


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

3.0       ORDERS

3.1 Buyer may purchase Product(s), Spares and/or Services from Seller by issuing properly authorized Orders to Seller. All such Orders shall set forth the following items: quantity, price, delivery date, part number, [...* * *...] and delivery location .

3.2 Seller shall accept any Order that materially conforms with the terms of this Agreement. Seller shall use [...* * *...] to send Buyer written confirmation of such acceptance within [...* * *...] Business Days after Seller's receipt of a written Order from Buyer.

3.3 If Buyer issues an electronic Order, Seller shall electronically "Verify" receipt of the electronic Order within [...* * *...] Business Day of the electronic Order transmission by Buyer. "Verify" or "Verfication," as used herein, shall mean that Seller has, in fact, successfully received all necessary Order information and requirements (e.g. quantity, price, delivery date, part number, and [...* * *...]) from electronic mailbox and shall serve as Seller's notification to Buyer of both the receipt of the electronic Order from Buyer and the occurrence of any discrepancies relating to the readiablity of such electronic Order. Seller shall return an electronic Order acknowledgement ("EDI Acknowledgement") to Buyer within [...* * *...] working day following Seller's receipt of said Verfication. Seller shall be conclusively presumed to have accepted all electronic Orders issued by Buyer unless Buyer is specifically notified that Seller has not accepted a particular electronic Order. The receipt of such notification by Buyer must take place within [...* * *...] Business Days of the transmission of Buyer's electronic Order.

3.4 All electronic Orders, Verifications, and EDI Acknowledgments (collectively "EDI Transmissions") and other related data electronically transmitted shall;

          (1) specifically reference and be subject to the terms and conditions of this Agreement, and

          (2) be specially formatted in accordance with Buyer's policies, specifications and procedures regarding electronic data interchange information.

3.5 No oral, electronic, or written additional or different provisions proposed by either Party to the other in any acceptance, confirmation, or acknowledgment shall apply unless expressly agreed to, in writing, by the other Party. Buyer hereby gives notice of its objection to any additional or different terms proposed by Seller. 3.6 Seller agrees that all of Buyer's Affiliates, wherever located, upon Seller's credit approval, shall be entitled to make purchases under the terms and conditions of this Agreement.

3.7 The parties agree that: (i) the provision of the Uniform Commercial Code Section 2-201 (Statute of Frauds) shall not apply to these Electronic Interchanges; (ii) these Electronic Interchanges shall be deemed to satisfy any legal formalities requiring that agreements be in writing; and (iii) computer maintained records when produced in hard copy form shall constitute business records and shall be admissible, as such, to the same extent as other generally recognized business records.

3.8 The terms governing the delivery of all Product(s), Spares, and/or, Services ordered by Buyer will be interpreted in accordance with the International Chamber of Commerce Incoterms 2000 Edition.
          [...* * *...]

3.9 Cancellation or changes to Orders shall be addressed in the ODM (Exhibit G) attached to this Agreement.

4.0       PRICING

4.1 Prices. Seller's prices for the OEM Products and Parts are listed in Exhibit F.
          All OEM Products under this Agreement shall be [...* * *...] Seller and HP agree to [...* * *...]

4.2.      [...* * *...]

4.3.      [...* * *...]

4.4       [...* * *...]


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4.5       [...* * *...] Seller agrees to quarterly meetings to review Prices and contract terms. [...* * *...]

4.6       [...* * *...]

4.7       [...* * *...]

4.8 Any scheduled price reductions take effect, worldwide, on the date shown for the pricing period described on the mutually agreed upon Product Pricing Schedules, for all material not yet received by Buyer (in supplier owned inventory, in transit, in WIP, etc.)

5.0       WARRANTY

5.1 Seller hereby warrants that for [...* * *...] months from the date of Seller's shipment of Product(s) and Spares, that all such Product(s) and Spares shall be free from defects in material or workmanship and shall conform to applicable Purchase Specifications (Exhibit D) which references this Agreement. Seller further represents and warrants that Product(s) and Spares purchased hereunder shall (i) vest in Buyers good and valid title to such Product(s) and Spares which is free and clear of all liens, security interests, and encumbrances.
          [...* * *...], in accordance with Subsection 5.2 below. The foregoing warranties do not apply to any Product or Spare that (a) has been altered except by Seller, (b) has been improperly handled, installed, operated or packaged, or (c) has been damaged by accident, misuse, negligence or external factors.

5.2 Spares may be assemblies or Products refurbished to Like New Condition and may contain used parts. [...* * *...]

5.3 CND (Can Not Duplicate) shall mean any Product that has been returned to Seller as defective, but after comprehensive analysis and testing, the Product was found not to be defective in any manner. In the event the number of CND Products returned by Buyer exceeds [...* * *...], Buyer and Seller will immediately jointly investigate and use commercially reasonable efforts to quickly resolve the source of the CND activity. Seller agrees to provide Buyer commercially reasonable field maintenance information on Product [...* * *...] for purposes of minimizing Seller's CND performance for Products and Spares. CND metric does not apply until completion. Seller reserves the right to submit claims to Buyer for reasonable reimbursement of Seller's expenses associated with CND expenses resulting from Buyer's inability to resolve prolonged and sustained CND issues in a timely manner.

5.4 Upon the (i) discovery of a defect in material or workmanship in any Product or Spare during the warranty period, or (ii) discovery of a Product or Spare that is not in compliance with the Purchase Specifications (Exhibit D) during the warranty period, Buyer may at its option, if such defect or non-conformity is identified after the Product or Spare is Shipped to Buyer's customer, pursue the remedies described in Section 26.2 of this Agreement. If the defect or non-conformity is identified before Product or Spare is shipped to Buyer's customer, in addition to Buyer's pursuit of remedies described in Section 26.2 of this Agreement, Buyer may [...* * *...]

5.5 In no event will either party be responsible to the other for any incidental or consequential damages arising out of this warranty. However, nothing herein shall be deemed an assumption by either party of liability incurred by the other party in contract or at law, with regard to any third-party claims. The remedies set forth in this
          Section 5 and Section 26.2 shall be Buyer's sole and exclusive remedies in the event of a breach of the warranties related to the Products or Spares. The Seller's warranties provided in this Agreement are provided to Buyer only and not to any other person.

5.6 Seller warrants that Seller has not previously or otherwise granted any rights related to Products to any third party which conflict with the rights granted herein; as of the Effective Date, that there is no violation, litigation, arbitration, or other proceeding pending or related to Products before any court or any other governmental or administrative agency; as of the Effective Date that no judgment, order, injunction, or decree of any court or governmental or administrative agency regarding the Product(s), Spares, and/or Services has been entered into record against Seller or served upon Seller; and that Seller has the full power and authority to enter into this Agreement, to carry out its obligation set forth herein.

5.7       [...* * *...]


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6.0       INDEMNIFICATION AND REMEDIES

6.1 Seller shall indemnify, defend and hold harmless Buyer and its Affiliates and their respective directors, officers, shareholders, customers and employees ("Buyer Indemnified Parties") from and against any and all third party claims, demands, suits, actions, judgments, costs and liabilities, including attorneys' fees, (each, an "Indemnified Loss") relating to or arising out of any [...* * *...], and shall pay all costs and damages awarded; provided, the foregoing indemnity shall not apply to the extent that any such claim
          [...* * *...]

          In the event one party (the "Indemnifying Party") is obligated to indemnify the other party (the "Indemnified Party") under this Agreement, the Indemnified Party will as soon as is reasonably practicable provide the Indemnifying Party with prompt written notice of any claim for which indemnification is required, tender the defense of any such claim to the Indemnifying Party, provide full cooperation for such defense at the Indemnifying Party's expense, and not settle without the Indemnifying Party's prior written approval, not to be unreasonably withheld. The Indemnified Party may participate in any such defense or settlement with counsel of its own choosing at its expense; provided that the Indemnifying Party controls the defense or settlement negotiations. Failure by Indemnified Party to notify Indemnifying Party as required above shall not diminish Indemnifying Party's indemnity obligations hereunder except to the extent any Indemnified Party 's delay in notifying Seller prejudices Indemnifying Party's defense of such matter.

          If an injunction or exclusion order preventing the use, sale, lease license, or other distribution of the Product or Spares or any part thereof results from such a claim (or, if Seller reasonably believes such an injunction is likely) Seller may, at its expense, use commercially reasonable efforts to obtain for Buyer the right to continue using the Product or Spares or modify the Product or Spares so that they are not infringing. In the event that Seller elects not to, or cannot obtain such right for Buyer or cannot modify such Product or Spares, Seller may either cease making such Product or Spares subject to such injunction or exclusion order available for Buyer's purchase or terminate this Agreement. In either case, [...* * *...] The foregoing sets forth Buyer's sole and exclusive remedy with respect to claims of infringement of third party intellectual property rights.

6.2 Seller shall defend, indemnify and hold Buyer, its officers, directors, and employees harmless from and against any and all claims alleging property damage, personal injury or death, and any losses, expenses (including reasonable attorney's fees), demands, or judgments related thereto ("Claims") which result from or arise out of:

          a.) The presence of Seller's agents, employees or subcontractors (Personnel), or equipment on the property of Buyer or its customers; or

          b.)  [...* * *...]; or

          c.) The use by Seller or its Personnel of Buyer's equipment, tools or facilities (Equipment). Permission by Buyer to use any such Equipment shall be gratuitous.

          d.)  [...* * *...]

6.2.1 Buyer shall defend, indemnify and hold Seller and its officers, directors, and employees harmless from and against any and all Indemnified Losses which result from or arise out of: [...* * *...]

6.2.2 Buyer shall defend, indemnify and hold Seller and its officers, directors, and employees harmless from and against any and all Claims which result from or arise out of:

          a.) The presence of Buyer's agents, employees or subcontractors (Personnel), or equipment on the property of Seller; or

          b.)  [...* * *...]; or

          c.) The use by Buyer or its Personnel of Seller's equipment, tools or facilities (Equipment). Permission by Seller to use any such Equipment shall be gratuitous; or


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          d.)  [...* * *...]

6.3 To the extent Buyer and its Affiliates are entitled to sublicense third party rights or exercise "have made" rights, Buyer and its Affiliates hereby grant to Seller the right to make and sell the Products and Spares to Buyer and its Affiliates.

6.4 NEITHER PARTY SHALL BE LIABLE FOR ANY CONSEQUENTIAL DAMAGES (INCLUDING, WITHOUT LIMITATION, LOST PROFITS AND UNLIQUIDATED INVENTORY), INDIRECT, SPECIAL OR PUNITIVE DAMAGES EVEN IF THE OTHER PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES EXCEPT IN CONNECTION WITH A BREACH OF THE CONFIDENTIALITY PROVISIONS AND THIRD PARTY INTELLECTUAL PROPERTY INDEMNIFICATION PROVISIONS SET FORTH IN THIS AGREEMENT.

7.0       PAYMENT

7.1 Seller shall invoice Buyer no later than [...* * *...] calendar days following the date on which Seller ships Product covered hereby. Such invoice shall be payable net [...* * *...] calendar days next after the date of Seller's invoice; provided, [...* * *...] Invoices shall be subject to verification by Buyer with regards to the accuracy of the amount invoiced for products provided by Seller.

7.2 Unless otherwise specified in an Exhibit or otherwise agreed to in writing by the parties, payment shall be made in U.S. Dollars.

7.3 Each Party authorizes the other Party to satisfy all payment obligations under this Agreement using Electronic Transmissions such as Electronic Funds Transfer or Automated Clearing House, or other mutually agreed upon electronic transfer of funds.

7.4 Within [...* * *...] calendar days of commencement of any Electronic Transmissions, each Party will provide in writing the specified details of:

               (a)       Name, address, telephone, Telecopier, or other
                    appropriate communication numbers of its financial institution;

               (b)       Administrative contact at its financial institution

               (c)       Designated account and account number at its financial
                    institution for Funds Transfer; and

               (d)       Name, address, communication number and contact for any
                    designated Third Party Service Provider.

7.5. Either Party may change its financial institution or account with a minimum of [...* * *...] calendar days written notice to the other Party.

8.0       TERM

          The term of this Agreement shall be three (3) years, ("Initial Term") commencing on the date indicated on the signature page of this Agreement ("Effective Date") and shall automatically renew at the conclusion of the Initial Term for successive twelve (12) month periods unless and until one party notifies the other, not less than thirty (30) calendar days prior to the end of the Initial Term or any subsequent twelve-month term, that it does not intend to renew this Agreement. This Agreement may terminate prior to the aforementioned stated term under the circumstances set forth in Section 9.0 Notwithstanding the foregoing, this Agreement shall remain in full force and effect and shall be applicable to any Order issued by Buyer to Seller during the term of this Agreement until all obligations under such Order have been fulfilled.

9.0       TERMINATION

9.1 Either party (the "Non-Defaulting Party") may terminate this Agreement issued hereunder at any time by giving [...* * *...] calendar days written notice to the other party (the "Defaulting Party") upon the occurrence of an unresolved Default by the Defaulting Party. In addition, either Party may terminate this Agreement issued hereunder at


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          any time for any reason upon giving written notice of termination to the other Party. This Agreement shall terminate on the date of such notice (the "Termination Date").

9.2 Upon termination by either Party of this Agreement for reasons other than the other Party's Default, each Party's entire liability shall be as set forth in 9.7.

9.3 Upon termination by Buyer of this Agreement due to Seller's Default, Buyer may, at its option, return Defective Product to Seller for Seller's correction or replacement under Agreement warranty period terms and conditions enforceable at termination, or exercise any other rights as specifically provided in the provisions of the Agreement. Product or Spares required to be corrected or replaced shall be subject to the same inspection and acceptance provisions of this Agreement as Product or Spares originally delivered under any Order.

9.4 Upon [...* * *...] with respect to any Product or Spare, the parties hereby agree that [...* * *...]

9.5 Upon the occurrence of a termination event, failure of either party to submit it's termination claim in writing within [...* * *...] calendar days, unless extended by the other party in writing prior to the expiration of said period, shall constitute a waiver of such claim, and either party shall not be required to notify the other party or make any determination thereof. "Termination Claim" shall be defined as a claim by either party for outstanding or overpaid undisputed invoices and for [...* * *...]

9.6 No action, except those regarding claims by third parties, or claims with respect to patents, copyrights, trademarks or trade names or the unauthorized disclosure of Confidential Information, regardless of form, arising out of this Agreement may be brought by either party more than one (1) year after the cause of action has arisen.

9.7 EACH PARTY AGREES THAT WITH THE EXCEPTION OF [...* * *...], EACH PARTY'S AGGREGATE LIABILITY FOR ALL CLAIMS, LOSSES, DAMAGES OR EXPENSES FOR ANY CAUSE WHATSOEVER, REGARDLESS OF THE FORM OF ACTION, WHETHER IN CONTRACT OR TORT OR OTHERWISE, SHALL NOT EXCEED THE LESSER OF [...* * *...]

10.0      FORCE MAJEURE

10.1 Neither party shall be liable for its failure to perform any of its obligations hereunder during any period in which performance is delayed by fire, flood, war, embargo, riot or an unforeseeable intervention of any government authority that causes complete business interruption ("Force Majeure"), provided that the party suffering such delay immediately notifies the other party of the delay.

10.2 If, however, Seller's performance is delayed for reasons set forth above for a cumulative period of thirty (30) calendar days or more, Buyer, notwithstanding any other provision of this Agreement to the contrary, may terminate this Agreement upon written notice to Seller. In the event of such termination, Buyer's sole liability hereunder shall be for the payment to Seller of any balance due and owing for Product or Spares previously delivered by Seller and accepted by Buyer. In the event the parties do not terminate this Agreement and/or Order due to a Force Majeure, the time for performance or cure will be extended for a period equal to the duration of the Force Majeure.

11.0      NOTICES

          Any notice given under this Agreement shall be given in writing via the means described in this provision. Written notice shall be sent by registered mail or certified mail, postage prepaid, return receipt requested, or by any other overnight delivery service which delivers to the noticed destination, and provides proof of delivery to the sender. Any telex or facsimile notice must be followed within [...* * *...] business days by written notice. All notices shall be effective when first received at the addresses set out on the front page of the Agreement or such other addresses as may be notified to the other party pursuant to this provision.

12.0      INSURANCE

12.1 Without limiting any of the obligations or Liabilities to Seller, Seller shall maintain, at its own expense, as long as this


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          Agreement is in effect, insurance policies of the kind and limits listed below and with insurers with an A.M. Best's Rating of not less than A-:VII or its equivalent. Seller will be subject to the following insurance requirements:

12.1.1 WORKER'S COMPENSATION - If Seller's employees have access to Buyer's leased or owned premises in connection with the performance of this Agreement, Seller is required to maintain Workers Compensation Insurance as required by any applicable law or regulation and in accordance with the law of the nation, state, territory or province having jurisdiction over Seller's employees wherever work is to be performed under this Agreement. Where allowed by law, policy shall include waiver of subrogation in favor of HP Computer Corporation, its subsidiaries, officers, directors, employees, and affiliated companies;

12.1.2 EMPLOYER'S LIABILITY - If Seller's employees have access to Buyer's leased or owned premises in connection with the performance of this Agreement, Seller is required to maintain Employer's Liability Insurance in an amount keeping with the law of the nation, state, territory or province having jurisdiction over Seller's employees wherever work is to be performed under this Agreement or [...* * *...] whichever is greater. Where allowed by law, policy shall include waiver of subrogation in favor of HP Computer Corporation, its subsidiaries, officers, directors, employees, and affiliated companies;

12.1.3 COMMERCIAL GENERAL LIABILITY - Seller is required to maintain Commercial General Liability Insurance for Bodily Injury and Property Damage including Premises/Operations, Products/Completed Operations, Contractual Liability, Independent Contractor's Liability, Broad Form Property Damage, Personal/Advertising Injury with limits not less than [...* * *...] per occurrence and [...* * *...] General Aggregate. Where allowed by law, policy shall name HP Computer Corporation, its subsidiaries, offices, directors, employees and affiliated companies as Additional Insureds and shall not include a Care, Custody and Control Exclusion.

12.1.4 AUTOMOBILE LIABILITY If licensed vehicles are used in connection with the performance of this Agreement, and at all times when such vehicles are operated on the leased or owned premises of Buyer, Seller shall maintain Automobile Liability insurance for Bodily Injury and Property Damage in an amount in keeping with the laws of the nation, state, territory or province wherever work is to be performed under this Agreement or [...* * *...] whichever is greater. Policy must cover all automobiles, trucks, tractor-trailers, motorcycles or other automotive equipment, whether non-owned, owned, or hired by Seller, including the loading thereof. Where allowed by law, policy shall name HP Computer Corporation, its subsidiaries, officers, directors, and employees as Additional Insureds;

12.1.5    FIDELITY/CRIME FOR EMPLOYEES' DISHONEST ACTS

               i. If Seller's employees have unsupervised access to Buyer's assets, either physically or electronically in connection with the performance of this Agreement, Seller will maintain Fidelity/Crime Insurance covering employee dishonesty for Seller's employees involved in the performance of this Agreement with limits not less than [...* * *...] and including Liability to Others for Employee Theft or Forgery; Policy shall name HP Computer Corporation as Loss Payee as Buyer's interest may appear, giving the right to bring a claim directly against Seller's insurance company for loss of Buyer's property. Seller's policy shall NOT include a Conviction Requirement Clause.

               ii. If Seller's employees have supervised access to Buyer's assets, either physically or electronically in connection with the performance of this Agreement, Seller will maintain Fidelity/Crime Insurance covering employee dishonesty for Seller's employees involved in the performance of this Agreement with limits not less than [...* * *...] and including Liability to Others for Employee Theft or Forgery; Policy shall name HP Computer Corporation as Loss Payee as Buyer's interest may appear, giving the right to bring a claim directly against Seller's insurance company for loss of Buyer's property. Seller's policy shall NOT include a Conviction Requirement Clause.

               iii. If Seller's employees do NOT have access to Buyer's assets, either physically or electronically, in connection with the performance of this Agreement, the requirement for Fidelity/Crime Insurance is waived.

               iv. If Seller is an individual with no employees, the requirement for Fidelity/Crime Insurance is waived.


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12.1.6    EXCESS LIABILITY: Seller is required to maintain Excess of Umbrella
          Liability Insurance with limits not less than [...* * *...] per occurrence and [...* * *...] in the aggregate. Policy shall follow form of underlying liability policies.

12.2 Seller's insurance shall be primary and any other valid and collectible insurance or self-insurance maintained by or in the name of the HP Computer Corporation, shall be excess of the Seller's insurance and shall not contribute to it.

12.3 It is Seller's responsibility to ensure that the insurance requirements listed above are in effect for the full term of this Agreement. Cancellation of coverage without Buyer's approval shall be considered a breach of contract. Seller shall give Buyer thirty days
          (30) notice of Cancellation of coverage. In addition, all of Seller's outside vendors, contractors or subcontractors must retain adequate insurance as detailed above if performing work for Buyer on Seller's behalf. Seller is responsible to verify and maintain certificates of insurance from Seller's subcontractors.

12.4 Within ten (10) business days of execution of this Agreement, Seller shall provide to Buyer certificates of insurance evidencing full compliance with the insurance requirements contained herein. Such certificates shall be kept current throughout the entire term of this Agreement, and shall provide for at least thirty (30) calendar days advance notice to Buyer if coverage is to be canceled or materially altered so as not to comply with the foregoing insurance requirements. The original certificate of insurance should be mailed to Buyer's Contact identified in the Notice Section of this Agreement.

13.0      COMPLIANCE WITH LAWS

13.1 Seller's failure to comply with any of the requirements of this Section may result in a material breach of the Agreement.

13.2 All Services performed pursuant to the Agreement and any Orders shall comply with all applicable United States and or foreign laws and regulations per the Product Specification. Seller will not knowingly violate any foreign laws associated with Seller's business practices in those countries in which Seller directly operates on behalf of Buyer. Upon request, Seller agrees to certify compliance with any applicable law or regulations.

13.3 In so far as any of the Products supplied to Buyer are commercial products provided by a company doing business in the USA or in respect to Services performed in the USA then the following provisions and clauses of the Federal Acquisition Regulation (FAR), 48 CFR Chapter 1, are hereby incorporated by reference, with the same force and effect as if they were given in full text and are hereby made binding upon the subcontractor or vendor. Where the clauses or provisions say "Contractor", substitute "subcontractor or vendor."

          (1) Nonexempt Subcontracts and Purchase Orders for $10,000 or more, or which is expected to amount to $10,000 or more: 52.222-36 Affirmative Action for Workers with Disabilities (JUN 1998)

          (2) Nonexempt Subcontracts and Purchase Orders over $10,000 or subcontracts and Purchase Orders the aggregate value of which in any twelve month period exceeds or can be expected to exceed $10,000: 52.222-26 Equal Opportunity (FEB 1999).

          (3) Nonexempt Subcontracts and Purchase Orders for $10,000 or more, or which is expected to amount to $10,000 or more: 52.222-35 Affirmative Action for Disabled Veterans and Veterans for the Vietnam Era (APR 1998)

13.4 The provisions of any applicable State "Right-To-Know" laws and regulations are made a part of this Agreement. A copy of the applicable Product or Spares Safety Data Sheets as required under such laws and regulations shall be provided by Seller upon delivery of Product or Spares and updated as necessary.

13.5 This Agreement is subject to all applicable United States laws and regulations relating to exports and to all administrative acts of the U.S. Government pursuant to such laws and regulations. Without restricting the generality of the foregoing, Seller agrees to ensure that any Product and/or Spares supplied to Buyer meets all U.S. Government Export Licensing requirements, including Denied Parties List (DPL) screening, identification of any non-U.S. Nationals from Restricted, Special Licensing or Embargoed countries, compliance with applicable U.S. Department of


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          Commerce Export Regulations and U.S. Department of State International
          Traffic in Arms Regulations (ITAR).

13.6 Seller agrees to comply with the United Stated Federal requirements contained at Title 40, Code of Federal Regulations Part 82 - "Protection of Stratospheric Ozone; Labeling". Moreover, Seller shall not knowingly supply to Buyer any product or part that contains or has been manufactured using a Class 1 ozone depleting substance, as that term is defined in the Regulations, unless Seller has provided prior written notice to Buyer.

13.7 In accordance with and subject to the laws and regulations of the United States, Seller shall not export, re-export or otherwise disclose, directly or indirectly, Technical Data or the direct product of such Technical Data received from Buyer without Buyer's prior knowledge and written consent. Buyer shall not export, re-export or otherwise disclose, directly or indirectly, Technical Data or the direct product of such Technical Data received from Seller without Sellers prior knowledge and written consent.

13.8 Hazardous Materials, Air Emissions & Waste Water Discharges - Buyer requires that each of its suppliers comply with all applicable environmental laws and regulations regarding hazardous materials, air emissions and waste water discharges, including those regarding the manufacture, transportation, storage, disposal, and release to the environment of such materials.

13.9 Health & Safety - Buyer expects its suppliers to maintain their facilities in a safe and healthy manner and in compliance with all applicable laws and regulations.

13.10 Child Labor - Buyer expects its suppliers to refrain from using child labor. Workers can be no less than 14 years of age and not younger than the compulsory age to be in school. Buyer supports the development of legitimate workplace apprenticeship programs for the educational benefit of young people.

13.11 Social and Environmental Responsibility. Seller warrants that in all countries in which Seller and, to Seller's knowledge, information and belief, Seller's authorized Subcontractors do business, its and their operations comply with all applicable laws and regulations governing protection of the environment, employee health and safety, and labor and employment practices, including but not limited to, laws and regulations relating to working hours, working conditions, wages, benefits, child labor, forced labor, freedom of association and equal employment opportunity. Seller agrees to sign the HP Supplier Social and Environmental Responsibility Agreement and comply with HP's Supplier Code of Conduct [...* * *...], including establishment of management systems as described therein.

14.0      GRATUITIES

          Each party represents that it has not offered nor given and will not
          (i) offer nor give any employee, agent, or representative of the other party any gratuity, or (ii) influence such person's normal job responsibilities in any way with a view toward securing any business from the other party or influencing such person with respect to the business between the parties.

15.0      CONFIDENTIAL INFORMATION

15.1 The parties acknowledge that they have entered into a binding Confidentiality and Nondisclosure Agreement ("CDA"), attached hereto as Exhibit K, and hereby agree to abide by the terms of such CDA and any renewal thereto. All provisions of such CDA are incorporated by reference, and shall govern all disclosures of Confidential Information made under the Agreement. Not withstanding the terms of the CDA, the parties agree neither party will disclose Confidential Information to competitors of the other party. The CDA supercedes any prior Confidentiality and Nondisclosure Agreements between the parties as to Confidential Information disclosed by the parties on or after the Effective Date of the CDA.

15.2 The parties acknowledge that the unauthorized disclosure of either party's confidential information will cause irreparable harm. Accordingly, the parties agree that the injured party shall have the right to seek immediate injunctive relief enjoining such unauthorized disclosure.


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15.3      Parties agree the term of the CDA is controlled by the CDA separate of the term of the Agreement. The CDA is to be reviewed annually by the Parties for renewal with such mutually determined renewal not requiring amendment to this Agreement. In the event the CDA expires or is terminated prior to the termination or expiration of this Agreement, the parties agree that (a) all Confidential Information disclosed after expiration or termination of the CDA and prior to the termination or expiration of this Agreement shall be governed by Sections 4, 5, and 6 of Exhibit K, (b) the "Protection Period" for such Confidential Information shall be deemed to end on the earlier of the date [...* * *...] years after the disclosure of the applicable Confidential Information and the date [...* * *...] years after termination or expiration of this Agreement, and (c) such CDA terms shall survive termination or expiration of this Agreement for a period of [...* * *...] years.

16.0      TRADEMARKS AND LOGOS

          Subject to Buyer's Label Specification in Exhibit A and Purchase Specification Exhibit D, Seller is authorized to use Buyer's logo and trademark only to the extent necessary to meet the required specifications for the Product. No other rights with respect to Buyer's trademarks, trade names or brand names are conferred, either expressly or by implication, upon Seller without prior written approval.

17.0      TRADE REQUIREMENTS

17.1 Seller's sites understand that this Agreement is subject to compliance with U.S. and other national export, import, customs and trade-related laws and regulations and that the sites are responsible for implementing procedures to ensure compliance with all guidelines outlined in each of HP Regional Trade Guidelines, (US Import/Export Guidelines for Alliance/OEM Partners (Exhibit I) Seller's sites acknowledge that they are knowledgeable about such laws, regulations, and HP requirements and agree to comply with same.

17.2 Each Seller's site is responsible for determining the appropriate country of origin ("CO") for the product(s) it manufactures/assembles for HP and for marking these products in accordance with the requirements set out in HP Trade's Regional Import/Export Guidelines for Alliance/OEM Partners (Exhibit I). Further, each site must cooperate fully with Buyer in supplying data to facilitate Buyer's origin reporting requirements and qualification for preferential origin programs such as NAFTA, IFTA, FMF, EXIM and the like including, but not limited to, all requested origin analysis, certificates of origin, manufacturer's affidavits, data (eg. EDI) transmissions, and special reporting.

17.3 The following Trade data elements must be printed on each and every commercial invoice and must be returned to Buyer via the standard electronic/EDI Shipping Confirmation signal:

               -    Country of Origin (line item level)

               -    HTS Classification (line item level)

               -    ECCN (line item level)

               -    License (line item level)

               -    Destination Control Statement

          Further, Seller must maintain, and reproduce upon demand, all documentation relating to the international transport of Products or Spares for a period of not less than six calendar years from the date of each shipment. All such record keeping system will comport with the legal requirements of the U.S. and other nations including, but not limited to, requirements set out in Parts 762 and 772, U.S. Department of Commerce, Export Administration Regulations and the U.S. Customs Record-Keeping Regulations, 19 C.F.R. 163. Alliance/OEM sites acknowledge that they are knowledgeable about these requirements and agree to comply with same.

          Seller will provide immediate notice to Buyer (via the site's appointed Buyer's representative) in the event of an action by U.S. or other national government customs/export authorities which relates specifically to goods or services provided to Buyer by the Alliance/OEM site.

          Each Seller's site will afford Buyer, and Buyer's duly appointed agents, reasonable access to the Alliance/OEM premises for Trade compliance audit purposes. The Alliance/OEM site further agrees to fully cooperate with Buyer in


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          this regard, to respond in a timely manner to Buyer's requests for production of Trade Control Records, and to comply with all remedial or corrective actions that Buyer may specify.

17.4 All Seller's sites must be capable of producing accurate and complete shipping documentation for each and every shipment. Sites are responsible for knowing and understanding shipping documentation standards applied in the normal course of international business and for knowing and understanding additional requirements outlined in HP Trade's Regional Import/Export Guidelines for Alliance/OEM Partners (Exhibit I). Seller's sites acknowledge that they are knowledgeable about such standards and Buyer requirements and agree to comply with same

17.5 Seller is responsible for knowing and understanding the terms of sale governing their contract(s) with Buyer. Each Seller's site is responsible for understanding the scope of its responsibilities under the applicable sales term(s), for ensuring that all of the site's employees and agents are likewise educated, and for implementing procedures to ensure that the site, the site's employees and the site's agents fulfill the Buyer's responsibilities under the applicable term(s). Seller's sites acknowledge that they are knowledgeable about these terms and agree to comply with same.

17.6 For each and every transaction where [...* * *...] It is the responsibility of [...* * *...] and agree to comply with same.

18.0      EXPORT CLASSIFICATION AND LICENSING AUTHORITY

18.1 [...* * *...] In any event, should Products deemed as "Hazardous Materials" be scheduled to be shipped by Seller to or on behalf of Buyer, Seller shall notify Buyer, in writing, in advance of such shipment and receive written authorization from Buyer to ship same before any such shipment is made.

18.2 "Country of Origin" Marking: The Seller shall mark, in English, all Product or Spares with the Country of Origin (manufacture),in compliance with Section 304 of the United States Tariff Act. Both the Product and Spares and its container must be conspicuously marked with the Country of Origin. If the Product or Spares itself cannot be marked legibly due to size, then its immediate container must be marked with a signed certificate stating Country of Origin (manufacture) by quantity and part number (Buyer's and Seller's).

19.0      QUALITY

19.1 Seller shall establish and maintain a quality system that meets or exceeds the requirements of the level of applicable ISO 9000 standards that is appropriate for Products and/or Spares being provided to Buyer.

          Seller shall meet any one or more of the following:

          - a quality management system and manual compliant to the applicable ISO 9000 Quality Systems series of standards

          -    ISO 9000 certification

          - A plan for the ISO 9000 certification and expected certification date, no longer than eight months from the contract date

          - Successfully passed Buyer's Supplier Development Process (SDP) audits (Exhibit E)

          Additionally, Seller and Buyer shall negotiate and enter into a Quality Plan (Exhibit H) for the Products and/or Spares being provided to Buyer.

19.2 Seller shall ensure that all Product, Spares and/or Services conform to the Purchase Specifications (Exhibit D) The Purchase Specifications shall include any labeling requirements imposed by applicable law.

19.3 Upon reasonable notice, Buyer shall be entitled to visit and inspect Seller's facility sites during normal business hours and Seller shall cooperate to facilitate such visits. Seller authorizes and agrees to assist Buyer in the performance of reasonable sourcing inspection and quality assurance reviews, and/or quality certifications which may take place at Seller's manufacturing facilities and/or at the manufacturing facilities of Seller's subcontractors or authorized agents. Seller acknowledges that Buyer's inspections shall in no way relieve Seller of its obligation to


CPA# 1312-11502                 HP CONFIDENTIAL                          PAGE 15

  ***Certain information in this exhibit has been omitted and filed separately with the commission. Confidential treatment has been requested with respect to the omitted portions.

          deliver conforming Product(s), Spares, and/or Services nor does it waive Buyer's right of inspection at the time of delivery or limit any warranty rights granted in Section 5.0 of the Agreement.

19.4 Seller shall establish and maintain a quality improvement plan that is acceptable to Buyer. Seller's initial Quality Plan is attached to this Agreement as Exhibit H, which can not be amended without Buyer's prior written consent.

19.5 At Buyer's request, Seller shall provide Buyer with relevant inspection, quality, and reliability data. Monthly reporting format and content in place at time of signing of Agreement will establish Buyers expected ongoing scope of relevant and commercially reasonable data throughout the term of the Agreement.

20.0      BUSINESS CONTINUITY

20.1 Seller hereby warrants that (i) it will use commercially reasonable efforts to implement a Business Continuity Plan within [...* * *...] months of contract signing, that is prudent and adequate for its business related to Products and Spares identified in this Agreement; and (ii) its Business Continuity Plan is approved and maintained as a working document in full anticipation of it being capable of being implemented in the event that an event should materialize that threatens Business Continuity; [...* * *...]

20.2      At Buyers option Seller shall [...* * *...]

20.2.1. All information provided by either party shall be deemed confidential. All information provided by Buyer in the [...* * *...] are proprietary to Buyer and are created for Buyer's own use. The contents of such [...* * *...] IN NO EVENT SHALL [...* * *...] Seller must not disclose any Buyer proprietary materials to any third party without Buyer's prior approval.

20.2.2. Buyer does not warrant or represent that [...* * *...] Buyer does not warrant or represent that [...* * *...]

20.2.3.   Buyer shall [...* * *...]

21.0      GENERAL

21.1 Any obligations and duties which by their nature extend beyond the expiration or earlier termination of this Agreement shall survive any such expiration or termination and remain in effect.

21.2 If any provision or provisions of this Agreement shall be held to be invalid, illegal or unenforceable, such provision shall be enforced to the fullest extent permitted by applicable law and the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

21.3 Any waiver of any kind by a party of a breach of this Agreement must be in writing, shall be effective only to the extent set forth in such writing and shall not operate or be construed as a waiver of any subsequent breach. Any delay or omission in exercising any right, power or remedy pursuant to a breach or Default by a party shall not impair any right, power or remedy which either party may have with respect to a future breach or Default.

21.4 With respect to [...* * *...], the applicable party may [...* * *...] under this Agreement. [...* * *...]

21.5 Except to the extent that (i) the confidentiality provisions set forth in Section 15.0 conflict with confidentiality provisions set forth in any other confidentiality or non-disclosure agreement between the parties hereto, and (ii) the Effective Price and Part Numbers as identified in a Product Pricing Schedule (Exhibit F) is updated from time to time by mutual agreement of the parties, the existence of Exhibits attached herein this Agreement represents the entire agreement with respect to the subject matter hereof and supersedes all prior discussions and agreements between the parties relating to the subject matter hereof. This Agreement can be modified only by a written amendment duly signed by persons authorized to sign agreements on behalf of both parties, and shall not be supplemented or modified by any course of dealing or trade usage. Variance from or addition to the terms and conditions of this Agreement or any Order, or other written notification from Seller or Buyer will be of no effect.


CPA# 1312-11502                 HP CONFIDENTIAL                          PAGE 16

  ***Certain information in this exhibit has been omitted and filed separately with the commission. Confidential treatment has been requested with respect to the omitted portions.

21.6 Seller, including its servants, agents and employees, is an independent contractor and not an agent or employee of Buyer. Without limiting the generality of the foregoing, Seller is not authorized to represent or make any commitments on behalf of Buyer, and Buyer expressly disclaims any liability therefore. Buyer including its Affiliates, servants and employees, is an independent contractor and not an agent or employee of Seller. Without limiting the generality of the foregoing, Buyer is not authorized to represent or make any commitments on behalf of Seller, and Seller expressly disclaims any liability therefore.

21.7 THE CONSTRUCTION, VALIDITY, AND PERFORMANCE OF THIS AGREEMENT AND ANY ORDER ISSUED UNDER IT SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK, USA. THE PARTIES HEREBY WAIVE APPLICATION OF THE U.N. CONVENTION ON CONTRACTS FOR THE INTERNATIONAL SALE OF GOODS.

21.8 Buyer may assign this agreement, and any of its rights, interests or obligations under this agreement, in Buyer's sole discretion, to any direct or indirect wholly owned subsidiary of Buyer, any direct or indirect parent of Buyer or any other affiliate of Buyer. Subject to the preceding sentence, this agreement will be binding upon, inure to the benefit of and be enforceable by Buyer and its successors and assigns.

          Seller may assign this agreement, and any of its rights, interests or obligations under this agreement, in Seller's sole discretion, to any direct or indirect wholly owned subsidiary of Seller, any direct or indirect parent of Seller or any other affiliate of Seller. Subject to the preceding sentence, this agreement will be binding upon, inure to the benefit of and be enforceable by Seller and its successors and assigns.

21.9 EXCEPT FOR THE WARRANTIES EXPRESSLY PROVIDED IN THIS AGREEMENT ALL OTHER WARRANTIES (EXPRESS OR IMPLIED, STATUTORY OR OTHERWISE) INCLUDING ANY IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, ARE HEREBY DISCLAIMED IN THEIR ENTIRETY.

21.10 Upon the request of either party, the parties shall cooperate and use commercially reasonable efforts to implement as soon as practicable an electronic data interchange system to process the submission and acceptance of Orders, the payment of Product and such other matters as the parties may mutually agree upon having such terms and transmissions standards and formats as the parties may agree.

21.11     [...* * *...]

21.12 Except for either parties disclosure to its accountants and lawyers under confidentiality provisions neither party may publicize or disclose to any third party, without the prior written consent of the other party, the terms of this Agreement. No press releases regarding this Agreement or the relationship established thereunder may be made without the prior written consent of HP. Violation of this provision constitutes a material breach. If disclosure is related to U.S. Federal Securities laws, after other party has been notified of such requirement, approval of such disclosure will not be unreasonably withheld.

22.0      CHANGES

22.1      [...* * *...]

22.2      [...* * *...]

22.3      [...* * *...]

22.4 Lifetime Buy Rights. After the first year of shipment of a Product, Seller may discontinue the supply of such Product (each such Product, a "Discontinued Product") with no less than [...* * *...] months notice to Buyer. In the event Seller discontinues the supply of one of more Products, Seller will give notice to Buyer no less than [...* * *...] months in advance of the last date the Discontinued Product can be delivered (the "Discontinuance Date"). During
          [...* * *...] date after receipt of notice of discontinuance, Buyer may place Orders for any quantity of the


CPA# 1312-11502                 HP CONFIDENTIAL                          PAGE 17

  ***Certain information in this exhibit has been omitted and filed separately with the commission. Confidential treatment has been requested with respect to the omitted portions.

          Discontinued Product for delivery prior to the Discontinuance Date. To the extent that such Orders exceed Buyer's previous forecast for such Discontinued Products, the Orders shall be non-cancelable upon acceptance by Seller. Seller shall accept only non-cancelable Orders after [...* * *...] All shipments must be completed prior to the Discontinuance Date.

22.5      [...* * *...]

23.0      DELIVERY

          Section 23 of the Agreement applies to Buyer's Orders of Product(s) and/or Spare(s) purchased with Orders not administered under a separate Optimized Delivery Model (ODM) (Exhibit G). Delivery performance of Buyer's Orders administered under a separate ODM Exhibit will be measured by the terms and conditions of the ODM Exhibit.

23.1 Seller shall deliver Product(s) and Spares to Buyer on the specified date ("On-dock Date") and to the specified location ("Delivery Site") set forth in the related Order. The failure of Seller to deliver Product on the date and at the place specified in the Order shall constitute a breach of the Agreement. Seller shall immediately notify Buyer, in writing, if Seller has knowledge of any event which is reasonably likely to delay any specified delivery date, place, or plan. On Time Delivery shall mean delivery of scheduled Product no more than two (2) business days early and zero (0) business days late. The failure of Seller to make On Time Delivery shall be considered a material breach of the Agreement.

23.2      If Seller delivers Product(s), Spares, and/or Services more than two
          (2) business days in advance of the On-dock Date, Buyer may, at its option, (i) return such Product(s) and/or Spares to Seller at Seller's risk and expense including, but not limited to, any transportation, import, or export related expenses or duties, (in which case Seller, at its expense, shall redeliver such Product(s) and/or Spares to Buyer on the correct On-dock Date); or (ii) retain such Product(s) and/or Spares and make payment on the date payment that would have been due based on the correct On-dock Date.

23.3 In the event that Product(s) or Spares scheduled for delivery is delivered more than one (1) Business Day later than the On-dock Date, Buyer may, at its discretion, require Seller to ship and deliver such Product(s) and/or Spares to Buyer or Buyer's Affiliates via a different mode of transportation at Seller's expense or pursue any other remedy available to Buyer, at law or in equity, consistent with the terms of this Agreement.

23.4 Changes to delivery dates outside of firm Delivery Schedule may only be made by Buyer's authorized purchasing representatives, as specified by Buyer. Buyer may, without cost or liability, issue Change Orders for Product(s) or Spares quantities and schedule dates. Seller shall send Buyer a written confirmation thereof within seven (7) Business Days of Seller's receipt of said Change Order and Buyer shall provide Seller with an Order confirming such change within seven (7) Business Days of receiving Seller's confirmation.

23.5 Buyer may measure Seller's On Time Delivery performance against Seller's delivery commitments for the purpose of establishing Seller's rate of improvement for On Time Delivery, Lead-Time, and cycle time against Buyer's requirements for the same. Lead-Times for all Products ordered hereunder shall not exceed that listed in the Product Pricing Schedule (Exhibit F) attached hereto. Seller shall provide Buyer with quarterly status reports on Seller's manufacturing cycle times.

23.6 [...* * *...] Seller agrees to work with Buyer to establish a mutually agreed upon logistics solution. Buyer may add, change or delete Hub providers with written notice to Seller and providing commercially reasonable lead time for implementation of change, such changes will not require formal amendment to Agreement or any Attachment or Exhibit.

24.0      PACKING, MARKING, AND SHIPPING INSTRUCTIONS

24.1 Seller shall prepare and pack all Product and Spares in a manner that is consistent with practices customary in the computer component industry, Buyer may request formal change to any packaging necessary to meet a designated carrier's requirements, or to conform with the laws and regulations of any applicable country (including, but not limited to, the United States of America) and any applicable subdivision thereof; Seller will not unreasonably withhold its approval of Buyer requested changes.


CPA# 1312-11502                 HP CONFIDENTIAL                          PAGE 18

  ***Certain information in this exhibit has been omitted and filed separately with the commission. Confidential treatment has been requested with respect to the omitted portions.

24.2 Seller shall mark, or cause to be marked, each shipping container to adequately show Buyer's Order number, part number, revision level, lot number, Country of Origin and quantity contained therein. Seller shall include in each container a packing list showing the Order number.

25.0      PRODUCT FORECASTS

25.1 Buyer shall provide Seller on a [...* * *...] basis, with Buyer's intended production requirements forecasted for a rolling
          [...* * *...] period. Such forecasts are [...* * *...], and, except for [...* * *...], including but not limited to [...* * *...]

25.2 Seller agrees to review such forecasts, provided by Buyer, and advise Buyer if Seller anticipates Seller's inability to achieve the forecasted volumes. Buyer volume forecasts will be provided to Seller. Seller may from time to time request Buyer to review Buyer's intended purchase forecasts and advise Seller of any changes.

26.0      INSPECTION AND ACCEPTANCE

26.1. Product(s), Spares, and/or Services purchased or to be purchased pursuant to this Agreement shall be subject to inspection and testing by Buyer [...* * *...] Unless otherwise specified in the Order, final inspection of Product(s), Spares, and/or Services by Buyer shall be at Buyer's facilities. Buyer reserves the right to reject Defective Product under warranty provisions.

26.2.     If Buyer returns a Defective Product covered under the Warranty section 5 of this Agreement to Seller for correction, or replacement, Seller shall repair or replace same within [...* * *...] Business Days of [...* * *...] Seller shall bear all risk and costs associated with replacing or repairing Defective Product. Buyer will [...* * *...], Seller will [...* * *...] Seller agrees to provide failure analysis of Defective Product within [...* * *...] Business Days after receipt thereof. Seller also agrees to provide Buyer with a written corrective action report addressing the steps that will be taken to eliminate the recurrence of the problem and will use commercially reasonable efforts to implement the actions addressed in such corrective action report.


CPA# 1312-11502                 HP CONFIDENTIAL                          PAGE 19

  ***Certain information in this exhibit has been omitted and filed separately with the commission. Confidential treatment has been requested with respect to the omitted portions.

27.0      RIGHTS, TITLE AND INTEREST

27.1 Except as otherwise provided in an Exhibit to the Agreement, Buyer shall retain all rights, title, and interest to any and all Materials furnished to Seller under this Agreement including, but not limited to, the Buyer Owned Materials set forth in an Ownership of Materials Exhibit (Exhibit B). Buyer shall have sole ownership of any Buyer-generated or Buyer-specified intellectual property contained in any Custom Products.

27.2 Except as otherwise provided in an Exhibit to the Agreement, Seller shall retain all rights, title, and interest to any and all Materials furnished to Buyer under this Agreement including, but not limited to, the Seller Owned Materials set forth in an Ownership of Materials Exhibit (Exhibit B). Seller shall have sole ownership of all tools furnished, created, or used in performance of this Agreement, unless otherwise provided for in a Tooling Agreement.

28.0      COST IMPACT / OBSOLESCENCE CLAIMS

28.1      [...* * *...]

28.2      [...* * *...]

28.3      [...* * *...]

28.4      [...* * *...]


CPA# 1312-11502                 HP Confidential                          page 20

  ***Certain information in this exhibit has been omitted and filed separately with the commission. Confidential treatment has been requested with respect to the omitted portions.

29.0      LIST OF EXHIBITS

               Exhibit A: HP BASIC LOOP SWITCH - LABEL SPECIFICATION
               Exhibit B: Ownership of Materials Exhibit
               Exhibit C: Listing of Affiliates
               Exhibit D: Purchase Specifications
               Exhibit E: Supplier Development Process
               Exhibit F: Product Pricing Schedule
               Exhibit G: Optimized Delivery Model (ODM)
               Exhibit H: Quality Plan
               Exhibit I: US Import/Export Guidelines for Alliance/OEM Partners Exhibit J: Service Requirements
               Exhibit K: Confidentiality Disclosure Agreement (CDA)

                              END OF GENERAL TERMS.


CPA# 1312-11502                 HP CONFIDENTIAL                          PAGE 21

  ***Certain information in this exhibit has been omitted and filed separately with the commission. Confidential treatment has been requested with respect to the omitted portions.

                                    EXHIBIT A

                                BASIC LOOP SWITCH
                               LABEL SPECIFICATION

[...* * *...]

[8 pages omitted]


Exhibit A
CPA # 1312-11502                HP Confidential

  ***Certain information in this exhibit has been omitted and filed separately with the commission. Confidential treatment has been requested with respect to the omitted portions.

                                    EXHIBIT B
                         OWNERSHIP OF MATERIALS EXHIBIT
         Supplier Materials, Buyer Materials, and Third-Party Materials

Effective as of the 24th day of June, 2002, this Exhibit shall form part of Corporate Purchasing Agreement CPA# 1312-11502 (the "Agreement") between the parties and shall designate ownership rights of the below-listed materials, equipment, and/or the intellectual property rights contained therein. The parties' rights to the following materials is set forth in Sections 2 and 27 of the above-referenced Agreement.

[...* * *...]

[1 page omitted]


Exhibit B
CPA # 1312-11502                HP Confidential

  ***Certain information in this exhibit has been omitted and filed separately with the commission. Confidential treatment has been requested with respect to the omitted portions.

                                    EXHIBIT C
                              LISTING OF AFFILIATES

1.0       Affiliates

          The list of affiliates will be updated as they become available.

          HP C/O UPS Logistics
          2220 Outer Loop Road
          Building 3
          Doors 241-244
          Louisville, Ky. 40219

          HP Computer International GMBH
          c/o TNT Network Logistics
          Bijsterhuizen 2207 - 2023
          6604 LH Wijchen
          The Netherlands


Exhibit C
CPA# 1312-11502                 HP Confidential

  ***Certain information in this exhibit has been omitted and filed separately with the commission. Confidential treatment has been requested with respect to the omitted portions.

                                    EXHIBIT D
                             PURCHASE SPECIFICATIONS

[...* * *...]

[24 pages omitted]


Exhibit D
CPA# 1312-11502                 HP Confidential

  ***Certain information in this exhibit has been omitted and filed separately with the commission. Confidential treatment has been requested with respect to the omitted portions.

                                    EXHIBIT E
                          SUPPLIER DEVELOPMENT PROCESS

[...* * *...]

[31 pages omitted]


Exhibit E
CPA# 1312-11502                 HP Confidential

  ***Certain information in this exhibit has been omitted and filed separately with the commission. Confidential treatment has been requested with respect to the omitted portions.

                                    EXHIBIT F
                            PRODUCT PRICING SCHEDULE

Buyer and Seller agree that the below-listed prices ("Effective Price") and part numbers ("Products") form part of Corporate Purchase Agreement and shall replace and supercede any former pricing schedules for the Products identified below.

[...* * *...]

[5 pages omitted]


Exhibit F
CPA# 1312-11502                 HP Confidential

  ***Certain information in this exhibit has been omitted and filed separately with the commission. Confidential treatment has been requested with respect to the omitted portions.

                                    EXHIBIT G

                     OPTIMIZED DELIVERY MODEL (FLEXIBILITY)
                            (MDR) Demand Pull Exhibit

This document is to be used as an Exhibit to the HP Corporate Purchase
Agreement.

PERIOD OF THE EXHIBIT

This Exhibit will become effective on Effective Date and the duration of the Exhibit will be coterminous with the HP Corporate Purchase Agreement CPA# 1312-11502.

[...* * *...]

[4 pages omitted]


Exhibit G
CPA# 1312-11502                 HP Confidential

  ***Certain information in this exhibit has been omitted and filed separately with the commission. Confidential treatment has been requested with respect to the omitted portions.

                                    EXHIBIT H

                                 HP CORPORATION

                                       AND

                                VIXEL CORPORATION

                                  QUALITY PLAN

                          STORAGE INTERCONNECT PRODUCTS

[...* * *...]

[10 pages omitted]


Exhibit H
CPA# 1312-11502                 HP Confidential

  ***Certain information in this exhibit has been omitted and filed separately with the commission. Confidential treatment has been requested with respect to the omitted portions.

                                    EXHIBIT I

                          US IMPORT / EXPORT GUIDELINES
                                       FOR
                             ALLIANCE / OEM PARTNERS

[...* * *...]

[9 pages omitted]


Exhibit I
CPA# 1312-11502                 HP Confidential

  ***Certain information in this exhibit has been omitted and filed separately with the commission. Confidential treatment has been requested with respect to the omitted portions.

                                    EXHIBIT J

                              SERVICE REQUIREMENTS

This Service Requirements Exhibit ("Exhibit") is made part of Corporate Purchasing Agreement, CPA# 1312-11502, between HP Computer Corporation (Buyer) and Vixel Corporation (Seller) ("Agreement") and provides additional terms and conditions for support Services and Spares to be provided to Buyer's services organization. Terms used have the same definitions as in the Agreement. In the case of conflict between the Agreement and this Exhibit, the terms of this Exhibit will take precedence.

[...* * *...]

[2 pages omitted]


Exhibit J
CPA# 1312-11502                 HP Confidential

  ***Certain information in this exhibit has been omitted and filed separately with the commission. Confidential treatment has been requested with respect to the omitted portions.

                                    EXHIBIT K

                     CONFIDENTIAL DISCLOSURE AGREEMENT (CDA)

[...* * *...]

[1 page omitted]


Exhibit J
CPA# 1312-11502                 HP Confidential

  ***Certain information in this exhibit has been omitted and filed separately with the commission. Confidential treatment has been requested with respect to the omitted portions.